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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                          Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 27, 2000

                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                              52-2055918
      (State of incorporation)           (IRS Employer Identification No.)

              1-13881
       (Commission File No.)


          10400 Fernwood Road, Bethesda, Maryland     20817
          (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (301) 380-3000
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ITEM 5.  OTHER EVENTS

          On March 27, 2000, Marriott International, Inc. issued $300 million principal amount of 8-1/8% Series D Notes due 2005 in an underwritten public offering. We received net proceeds of approximately $298 million from this offering, after paying underwriting discounts and commissions and offering expenses. We plan to use these proceeds to repay commercial paper borrowings, and for other corporate purposes which may include working capital, capital expenditures, acquisitions and stock repurchases.

          The notes will mature on April 1, 2005.

          We issued the notes under an indenture with The Chase Manhattan Bank, as trustee, dated November 16, 1998.

          The underwriting agreement and terms agreement under which we sold the notes, the form of the notes, and the indenture under which the notes were issued, are all filed or incorporated by reference as exhibits to this report. These exhibits are incorporated by reference into this description.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit 1.1 Underwriting Agreement General Terms and Provisions dated September 15, 1999 (incorporated by reference to Exhibit 1.1 to our Form 8-K dated September 20, 1999).

Exhibit 1.2 Terms Agreement relating to the 8-1/8% Series D Notes due 2005, dated March 22, 2000, between Marriott International, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters

Exhibit 4.1  Form of Marriott International, Inc. 8-1/8% Series D Note due 2005

Exhibit 4.2 Indenture dated November 16, 1998 with The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to our Form 10-K for the fiscal year ended January 1, 1999)
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                                 SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MARRIOTT INTERNATIONAL, INC.



                                    By:  /s/ Joseph Ryan
                                         ---------------
                                         Joseph Ryan
                                         Executive Vice President
                                         and General Counsel


Date:  March 28, 2000
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                                 EXHIBIT INDEX

                                  Description

Exhibit No.

Exhibit 1.1 Underwriting Agreement General Terms and Provisions dated September 15, 1999 (incorporated by reference to Exhibit 1.1 to our Form 8-K dated September 20, 1999).

Exhibit 1.2 Terms Agreement relating to the 8-1/8% Series D Notes due 2005, dated March 22, 2000, between Marriott International, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters

Exhibit 4.1  Form of Marriott International, Inc. 8-1/8% Series D Note due 2005

Exhibit 4.2 Indenture dated November 16, 1998 with The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to our Form 10-K for the fiscal year ended January 1, 1999)